Exhibit 10.1

Deed of Cross Security

Tianqi UK Limited

RT Lithium Limited

TABLE OF CONTENTS

Particulars		1

Recitals		1

1	Definitions and interpretation	1

1.1	Definitions	1
1.2	Interpretation	3
1.3	Supremacy of interpretation	3

2	Limited Recourse	4

2.1	Limit and release	4
2.2	Exceptions (Fraud and negligence)	4
2.3	Unrestricted remedies	4
2.4	Restricted remedies	4

3	Security	5

3.1	Shareholder must perform the Secured Obligations	5
3.2	Grant of Security	5
3.3	Variations and Replacements	5
3.4	Registration	5

4	Nature of Security	5

4.1	Priority	5
4.2	Dealing with Secured Property	6
4.3	Subsequent Securities	6
4.4	Continuing security	6
4.5	Preference	6
4.6	Discharge	6

5	Enforcement	6

5.1	Enforcement by Non-Defaulter	6
5.2	Enforcement Administrator	7
5.3	Powers	7
5.4	Sale of Secured Property	7
5.5	Saving of power to appoint Enforcement Administrator	8
5.6	Withdrawal	8

6	Shares, loans and other interests	8

6.1	Non-Defaulter to retain all rights and dividends	8
6.2	Cessation of Defaulter rights	8

7	Protection of third parties	9

7.1	Dealings with Enforcer or Enforcement Administrator	9
7.2	Validity of receipt of Enforcer or Enforcement Administrator	9

8	Assignment	9

8.1	Assignment only as permitted by SHA	9
8.2	Release and replacement of Security on assignment	9

i

9	Liability for loss and indemnity	9

9.1	Persons not liable to account	9
9.2	Persons not liable for entry into possession	9
9.3	Indemnity	10

10	Warranties and further assurance	10

10.1	Warranties	10
10.2	Further assurance	10
10.3	Power of Attorney	10

11	Application of PPSA to this deed	10

11.1	Enforcement	10
11.2	Confidentiality	11
11.3	Notices	11
11.4	Waiver of certain notices by Shareholder	11
11.5	Registration	11

12	Goods and services tax	11

13	Moratorium legislation	11

14	Notice not normally required	11

15	Notices	12

15.1	Form of Notice	12
15.2	When Notices are taken to have been given and received	12

16	Ancillary provisions	12

16.1	Entire agreement	12
16.2	Severability	12
16.3	Successors and permitted assigns	12
16.4	Exercise of rights	13
16.5	Waiver	13
16.6	Confidentiality	13
16.7	Remedies cumulative	13
16.8	Amendment	13
16.9	Counterparts	13
16.10	Applicable law	13
16.11	Costs	13

Schedule 1 - Pro Forma Financing Statement		14

Signing page		15

ii

Particulars

Dated as of		2014

Shareholder 1	Name	Tianqi UK Limited

	Registration No:	08960607

	Address	c/o Hackwood Secretaries Limited, One Silk Street, London, EC2Y 8HQ, United Kingdom

	Fax	+86 28 8518 3501

	Email	vivianwu@tianqilithium.com

	Authorised Officer	Vivian Wu

Shareholder 2	Name	RT Lithium Limited

	Registration No:	incorporated in England and Wales, Company No. 8785002

	Address	400 Capability Green, Luton, Bedfordshire, England LU1 3AE

	Fax	Bob Zatta +1 609 514 8721 Tom Riordan +1 609 514 8722

	Email	RZatta@rocksp.com/ TRiordan@rocksp.com

	Authorised Officer	Bob Zatta and Tom Riordan

Recitals	A.	The parties to this deed are also parties to the Shareholders Agreement (SHA).

	B.	The parties have agreed to enter into this deed to secure performance of certain of their obligations to each other under the SHA.

The parties agree:

in consideration of, among other things, the mutual promises contained in this deed:

1                               Definitions and interpretation

1.1                     Definitions

Unless set out below or the context otherwise requires, the definition of each defined expression in this deed (including the Recitals) is the same as is defined in the SHA, and in addition:

Authorised Officer means the person nominated by a party in its Particulars, or any person replacing the nominated person as its authorised officer by notice given in accordance with this deed.

Authority is any government department, local government council, government or statutory authority or any other party under a Law which has a right to impose a requirement or whose consent is required with respect to the SHA.

Company means Windfield Holdings Pty Ltd (ACN 160 456 164), incorporated in Australia.

Completion has the meaning given in the Shareholders Agreement.

Default means the failure by a Shareholder to perform, when due, any Secured Obligations.

Defaulter means a Shareholder which has committed a Default.

Enforcement Administrator means, in relation to an Enforcer, the Enforcer, any receiver, receiver and manager, administrator or attorney appointed under this deed or any agent of the Enforcer which has entered into possession of the whole or part of the Secured Property.

Enforcement Expenses means all costs, charges and expenses of the Enforcer and the Enforcement Administrator (including its remuneration) incurred in or incidental to the exercise or performance of any Power under this deed.

Enforcer means a party to this deed which has commenced enforcement proceedings under this deed.

Financing Statement means a financing statement registerable under the PPSA substantially in the form of the Pro Forma Financing Statement set out in Schedule 1.

Law means legislation including regulations, by laws, and other subordinate legislation, the requirements and guidelines of any Authority, including any applicable listing rules, with which a party is legally required to comply, and common law and equity.

Non-Defaulter means a Shareholder that is not a Defaulter.

Particulars mean the particulars of a party given on page 1 of this deed, as amended by notice given in accordance with this deed.

Personal Property means all of the Secured Property that is personal property (as defined in the PPSA) and to which the PPSA applies.

Power means any power, right, authority, discretion or remedy conferred on any Shareholder or an Enforcement Administrator by this deed or by Law in relation to this deed.

PPSA means the Personal Property Securities Act 2009 (Cth).

Prescribed Order means the order prescribed under this deed for the application of all moneys received by an Enforcer or an Enforcement Administrator under or by virtue of this deed, subject to any Law and notwithstanding agreement to the contrary.

Proceeds means, in relation to any Secured Property, all proceeds realised as a result of a Shareholder or its Enforcement Administrator taking possession of, or exercising any of its Powers in relation to, the relevant Secured Property.

Secured Obligations means, in relation to each Shareholder, its obligations to transfer shares in the Company and the benefit of any Shareholder Debt of the Shareholder to the other Shareholder in accordance with clause 20 (Transfer on Event of Default) of the SHA, clause 21 (Terms and Consequences of Transfers of Shares) of the SHA and clause 19.4 (Drag-along) of the SHA, including payment of liquidated or unliquidated damages under or in connection with those obligations, or as a result of a breach of or default in performance of those obligations under the SHA. It includes all such obligations that a Shareholder would have been liable to perform but for its liquidation or some other reason.

Secured Property means, in relation to a Shareholder, all its present and future interest in the following:

(a)                       all shares in the capital of, and any other securities of, the Company held by the Shareholder;

(b)                       the benefit of any Shareholder Debt of the Shareholder; and

(c)                        all proceeds derived or arising from any of the above.

Security means the Security Interests constituted or created by this deed.

Security Interest:

(a)                       in relation to any Personal Property, has the same meaning as in the PPSA; and

(b)                       in relation to property other than Personal Property, means any security for the payment of money or performance of obligations including any security or preferential interest or arrangement of any kind, or any other right of or arrangement with any creditor to have its claims satisfied prior to other creditors with, or from the Proceeds of, any asset including, without limitation, retention of title other than in the ordinary course of business and any deposit of money by way of security.

Shareholder means each of Shareholder 1 and Shareholder 2.

Shareholders Agreement or SHA means the shareholders agreement dated 31 March 2014 between Chengdu Tianqi Group Co., Ltd, Sichuan Tianqi Lithium Industries, Inc., Tianqi Group HK Co., Limited, Shareholder 1, Shareholder 2 and the Company.

Shareholder Debt has the meaning given in the Shareholders Agreement.

1.2                     Interpretation

In this deed, unless the context otherwise requires:

(a)                       the singular includes the plural and vice-versa;

(b)                       headings do not affect the interpretation of this deed;

(c)                        a reference to a party means a party to this deed as listed on page 1 of this deed and includes that party’s executors, administrators, substitutes, successors and permitted assigns;

(d)                       references to a part, clause, schedule, exhibit and annexure refers to a part, clause, schedule, exhibit or annexure of, in or to this deed;

(e)                        a reference to this deed includes all schedules, exhibits and annexures to this deed;

(f)                         a reference to an agreement, deed, instrument or other document includes the same as amended, novated, supplemented, varied or replaced from time to time;

(g)                        a reference to a court is to an Australian court;

(h)                       a reference to any legislation or legislative provision includes any statutory modification or re-enactment of, or legislative provision substituted for, and any subordinated legislation issued under, that legislation or legislative provision;

(i)                           a reference to a day, month or year is relevantly to a calendar day, calendar month or calendar year;

(j)                          a reference to an amount for which a person is contingently liable includes an amount which that person may become actually or contingently liable to pay if a contingency occurs, whether or not that liability will actually arise; and

(k)                       no rule of construction is to apply to the disadvantage of a party on the basis that that party drafted the whole or any part of this deed.

1.3                     Supremacy of interpretation

If there is any conflict between a provision of this deed and a provision of the SHA, this deed shall prevail.

2                               Limited Recourse

2.1                     Limit and release

(a)                       Subject to clause 2.2 but despite any other provision of this deed, the liability of a Shareholder under or in connection with this deed is limited to the total amount available to the other Shareholder as a result of a realisation of the Secured Property in accordance with this deed (after payment of Enforcement Expenses).

(b)                       Each Shareholder waives all claims (including in respect of deceptive and misleading conduct) it may have against the other Shareholder under or in connection with this deed in respect of which that other Shareholder is not liable under paragraph (a).

2.2                                Exceptions (Fraud and negligence)

(a)                       Nothing in clause 2.1 limits the liability of the Shareholder in respect of any loss, cost or expense suffered or incurred by the other Shareholder arising from that Shareholder’s fraud or gross negligence under or in connection with this deed.

(b)                       Failure by a Shareholder to pay all or any part of any amount due under or in connection with this deed does not of itself constitute fraud or gross negligence on its part.

2.3                     Unrestricted remedies

(a)                       Subject to sub-paragraph (b), nothing in clause 2.1 limits the other Shareholder in:

(i)                          exercising its rights or powers under this deed in relation to the Secured Property;

(ii)                       obtaining an injunction or other order to restrain any breach of this deed by any party; or

(iii)                    obtaining declaratory relief.

(b)                       In exercising any right, power or remedy under this deed, neither the other Shareholder nor any Enforcement Administrator shall incur, or have the authority to incur, any liability on behalf of or for the account of the Shareholder except a liability which is itself subject to the limitation in clause 2.1.

2.4                     Restricted remedies

Except as provided in clause 2.3, the other Shareholder shall not, in relation to any liability for which the Shareholder is not liable under clause 2.1:

(a)                       obtain a judgment for the payment of money or damages by the Shareholder;

(b)                       issue any demand under s459E(1) of the Corporations Act 2001 (Cth) (or any analogous provision under any other law) against the Shareholder;

(c)                        apply for the winding up of the Shareholder;

(d)                       levy or enforce any distress or other execution to, on or against any asset of the Shareholder;

(e)                        apply for the appointment by a court of a receiver to any of the assets of the Shareholder; and

(f)                         exercise or seek to exercise any set-off or counterclaim against the Shareholder,

or take proceedings for any of the above and the other Shareholder waives its rights in respect of those applications and proceedings.

3                               Security

3.1                     Shareholder must perform the Secured Obligations

Each Shareholder agrees to perform the Secured Obligations in accordance with the terms of the SHA and any other agreement in writing to do so.

3.2                     Grant of Security

For the purpose of securing its obligations to perform the Secured Obligations , each Shareholder charges all its present and future Secured Property by:

(a)                       granting a Security Interest in the Personal Property; and

(b)                       charging by way of fixed charge Secured Property that is not Personal Property, in favour of the other Shareholder.

3.3                     Variations and Replacements

(a)                       Each Shareholder acknowledges that the SHA may be varied or replaced from time to time in accordance with its terms.

(b)                       Each Shareholder confirms that the Secured Obligations include those obligations under the Shareholder Agreement as varied or replaced and that this applies regardless of:

(i)                          how the Shareholder Agreement or this deed is varied or replaced; or

(ii)                       the reasons for the variation or replacement; or

(iii)                    whether the Secured Obligations are decreased or increased or whether the Shareholder Agreement is otherwise more or less onerous as a result of the variation or replacement.

3.4                     Registration

Each Shareholder must:

(a)                       co-operate with each other Shareholder to register Financing Statements under the PPSA in respect of each Security Interest granted under this deed. Unless otherwise agreed by all Shareholders:

(i)                          the details to be included in each Financing Statement must be substantially as set out in Schedule 1; and

(ii)                       no Shareholder is required to assist another Shareholder to perfect its Security Interest under the PPSA by any means other than registration of such Financing Statements; and

(b)                       co-operate with each other Shareholder to cause this deed to be registered with Companies House in the United Kingdom.

4                               Nature of Security

4.1                     Priority

(a)                       The Security takes priority over all other mortgages, pledges, liens, charges or other forms of Security Interest.

(b)                       The Security Interests in favour of each Shareholder rank equally irrespective of the date the Security Interests were registered or the date on which respective Secured Obligations became due.

(c)                        Where an item of the Secured Property is held or owned by a Shareholder at the date of this deed, the Security has immediate effect over it.

(d)                       Where an item of Secured Property is acquired by a Shareholder after the date of this deed, the Security has effect over it from the time it is acquired by the Shareholder.

4.2                     Dealing with Secured Property

(a)                       Each Shareholder warrants to and covenants with each other Shareholder that:

(i)                          as at the date of this deed there subsists no Security affecting any of the Secured Property; and

(ii)                       it will not create or allow to exist any Security Interest, over the whole or part of its Secured Property ranking in priority to, equally with or after this security, except as permitted by the SHA.

(b)                       Except as permitted under the SHA and this deed:

(i)                          a Shareholder must not assign, or agree or attempt to assign, or take any step towards assigning, or otherwise dealing with any Secured Property; and

(ii)                       a Defaulting Shareholder must not assign, agree or attempt to assign, or take any step towards assigning, or otherwise dealing with any Secured Property.

4.3                     Subsequent Securities

Each Shareholder covenants with each other Shareholder that any other Security Interest granted, entered into or incurred by it over the whole or any part of the Secured Property, will acknowledge and provide for the priority of and be subject to this Security.

4.4                     Continuing security

This Security is a continuing security notwithstanding any settlement of account, intervening payment or any other matter or thing whatsoever and remains in full force until a final discharge has been executed by all Shareholders.

4.5                     Preference

If a claim that any payment, transaction, conveyance or transfer during the currency of the Security affecting or relating in any way to the Secured Obligations is void or voidable under any Law relating to bankruptcy or winding up or the protection of creditors is upheld, conceded or comprised (Preference):

(a)                       the Non-Defaulters will forthwith become entitled against the Defaulter to all rights in respect of the Secured Obligations and the Secured Property as they would have had if the Preference had not been made; and

(b)                       the Defaulter must forthwith take all such steps and sign all such documents as required by each Non-Defaulter as being necessary or convenient to restore to the Non-Defaulter any Security Interest held by it immediately prior to such Preference.

4.6                     Discharge

At the written request of either Shareholder, the other Shareholder must discharge the Security if the relevant Shareholder has fully observed and performed its respective Secured Obligations and the SHA has been terminated under clause 27(a)(ii) or 27(a)(iii) (Duration and Termination) of the SHA.

5                               Enforcement

5.1                     Enforcement by Non-Defaulter

Without limiting the remedies available to any Shareholder under the SHA or otherwise, on the occurrence of a Default in respect of a Shareholder, the other Non-Defaulter may exercise any or all Powers provided in this deed to enforce the Security granted by the Defaulter and use and apply any moneys realised from the exercise of any such power or remedy as provided in this deed.

5.2                     Enforcement Administrator

(a)                       The Enforcer may at any time after its entitlement to enforce arises:

(i)                          appoint any person or two or more persons jointly and/or severally to be an Enforcement Administrator of all or any of the Secured Property of the Defaulter;

(ii)                       remove any Enforcement Administrator and in the case of the removal, retirement or death of any Enforcement Administrator may appoint another in his place; and

(iii)                    fix the remuneration of any Enforcement Administrator.

(b)                       An Enforcement Administrator appointed under this clause is deemed to be the agent of the Defaulter which is solely responsible for his or her acts and defaults and for his or her remuneration.

(c)                        Except as otherwise provided in this deed, the Non-Defaulter is not under any liability to the Enforcement Administrator for Enforcement Expenses or otherwise.

5.3                     Powers

(a)                       Subject always to the SHA (other than the provisions regulating transfer or assignment) and to any restriction in the terms of their appointment, and in addition to any powers granted by Law, every Enforcer or Enforcement Administrator has power without the need for any consent on the part of a Defaulter to do anything in respect of the relevant Secured Property which that Defaulter could do, including (without limitation, unless the terms of appointment restrict an Enforcement Administrator’s powers):

(i)                          perform the Secured Obligations that the Defaulter has failed to perform;

(ii)                       improve the Secured Property;

(iii)                    sell, transfer or otherwise dispose of the Secured Property or any interest in it;

(iv)                   lease or licence the Secured Property or any interest in it, or deal with any existing lease or licence (including allowing a surrender or variation);

(v)                      take or give up possession of the Secured Property as often as it chooses;

(vi)                   sever, remove and sell fixtures attached to the Secured Property; or

(vii)                do anything else the Law allows as owner or an Enforcement Administrator of the Secured Property to do.

Each of the above paragraphs must be construed independently. No one paragraph limits the generality of any other paragraph.

(b)                       All provisions of any Law are deemed to be negatived or varied in so far as they are inconsistent with the terms and provisions expressed in this deed.

(c)                        Any dealing under any such power may be on such terms and conditions as the Enforcer or Enforcement Administrator thinks fit.

5.4                     Sale of Secured Property

(a)                       The Enforcer or Enforcement Administrator may sell or concur in selling any of the Secured Property in accordance with the following provisions of this clause and subject to the SHA.

(b)                       The Enforcer or Enforcement Administrator may sell or concur in selling any of the Secured Property such sale to be made:

(i)                          by public auction or private treaty or by tender for cash or on credit;

(ii)                       in one lot or in parcels;

(iii)                    either with or without special conditions or stipulations as to title or time or mode of payment of purchase money or otherwise;

(iv)                   with power to allow the whole or any part of the purchase money to be deferred (whether with or without security);

(v)                      whether or not in conjunction with the sale of any property by any person; and

(vi)                   upon such other terms and conditions as the Enforcer or Enforcement Administrator may consider expedient.

(c)                        The Enforcer or Enforcement Administrator must give to each Non-Defaulter not less than 30 days’ written notice of the Enforcer’s or Enforcement Administrator’s intention to sell or offer for sale the Secured Property of the Defaulter.

5.5                     Saving of power to appoint Enforcement Administrator

The power to appoint an Enforcement Administrator under this clause may be exercised notwithstanding that at the time when such an appointment is made an order has been made or a resolution passed for the winding up of, or the appointment of an administrator to, the Defaulter, in which case the Enforcer or Enforcement Administrator may not be able to act as the agent of the Defaulter.

5.6                     Withdrawal

The Enforcer or Enforcement Administrator may at any time give up possession of the Defaulter’s Secured Property and may at any time withdraw from any receivership or administration under this deed.

6                              Shares, loans and other interests

6.1                    Non-Defaulter to retain all rights and dividends

Until a Non-Defaulter becomes entitled to enforce its rights under this deed:

(a)                       a Shareholder is entitled to exercise all rights and retain all dividends, interest and other returns in respect of shares, loans and other interests forming part of the Secured Property;

(b)                       the Shareholder may exercise any voting power in respect of such shares, loans and other interests as it sees fit; and

(c)                        an Enforcer or Enforcement Administrator may not exercise any voting power in respect of such shares, loans and other interests without the Shareholder’s consent.

6.2                     Cessation of Defaulter rights

Upon an Enforcer becoming entitled to enforce its rights under this deed, all rights of the Defaulter under this clause cease and:

(a)                       the Defaulter must procure that all dividends, interest and other returns in respect of shares, loans and other interests forming part of the Secured Property are paid directly to the Enforcer or Enforcement Administrator; and

(b)                       the Enforcer or Enforcement Administrator becomes entitled to exercise all rights attaching to such shares, loans and other interests.

7                               Protection of third parties

7.1                     Dealings with Enforcer or Enforcement Administrator

Any person dealing with an Enforcer or Enforcement Administrator:

(a)                       need not enquire whether any event has occurred to authorise the Enforcer or Enforcement Administrator to act;

(b)                       is not affected by express notice that any such dealing is unnecessary or improper, and

(c)                        may accept the receipt of the Enforcer or the Enforcement Administrator for any money as a discharge from any obligation of being concerned to see to the application or being liable or accountable for any loss or misapplication of that money

7.2                     Validity of receipt of Enforcer or Enforcement Administrator

The receipt of the Enforcer or Enforcement Administrator is deemed to be authorised and valid for the purpose of protecting any party to a dealing with an Enforcer or Enforcement Administrator, notwithstanding any irregularity or impropriety in any such dealing.

8                               Assignment

8.1                     Assignment only as permitted by SHA

A party must not assign or otherwise dispose of its rights and obligations under this deed otherwise than to a person to which it is permitted to assign its Shareholder interest under the SHA. Subject to that requirement, this deed is binding upon and inures to the benefit of the parties to this deed and their respective successors and permitted assigns.

8.2                     Release and replacement of Security on assignment

If a Shareholder which is not in breach of this deed or in default under the SHA:

(a)                       completes an assignment or other disposition of all or part of its Secured Property (the Assigned Secured Property) in accordance with the SHA;

(b)                       provides to the other Shareholder an instrument evidencing the grant of a Security Interest by the incoming assignee of the Assigned Secured Property in the form contemplated by the SHA; and

(c)                        undertakes at the cost of the incoming assignee to register, file or record such Security Interest,

then the other Shareholder must release and discharge the Security in respect of the Assigned Secured Property.

9                               Liability for loss and indemnity

9.1                     Persons not liable to account

Neither a Non-Defaulter nor an Enforcement Administrator is answerable or accountable for any loss of any kind whatever which may happen in or about the exercise or attempted exercise of any of the Powers except where the Non-Defaulter or an Enforcement Administrator has not conducted itself in good faith or has committed fraud or gross negligence or wilful misconduct.

9.2                     Persons not liable for entry into possession

Neither an Enforcer nor an Enforcement Administrator is by reason of entering into possession of any part of the Secured Property liable:

(a)                       to account as mortgagee in possession or for anything except actual receipts; or

(b)                       for any loss upon realisation or for any default or omission for which a mortgagee in possession might be liable.

9.3                     Indemnity

(a)                       A Defaulter must, on demand, indemnify and keep indemnified all Enforcers and Enforcement Administrators from and against all Enforcement Expenses incurred in any way in enforcing the Security or in the exercise or attempted exercise of any Power in relation to that Defaulter or its Secured Property.

(b)                       An Enforcer or Enforcement Administrator may obtain and pay out of any Proceeds in its, his or her hands all sums necessary to effect such indemnity.

(c)                        Each indemnity in this deed is a continuing obligation, separate and independent from the other obligations of the parties and survives termination of this deed. It is not necessary for a party to incur expense or make payment before enforcing a right of indemnity under this deed.

10                        Warranties and further assurance

10.1              Warranties

Each Shareholder warrants to each other Shareholder that it has, by its constitution, adequate corporate powers and authority to enter into this deed and to fulfil its obligations hereunder and that all necessary resolutions have been passed, and all necessary other corporate action has been taken in order to render this deed valid and binding on it.

10.2              Further assurance

Each Shareholder must from time to time do or cause to be done anything reasonably requested by any other Shareholder:

(a)                       to ensure this deed and each Security Interest created under it is fully effective, enforceable and perfected with the stated priority;

(b)                       for more satisfactorily mortgaging, assuring or securing the relevant Secured Property to the other Shareholders; or

(c)                        for aiding in the execution or exercise of any Power,

including, without limitation, the obtaining of any consent, authorisation, approval or exemption from any government or governmental agency or authority, the execution of any other document or agreement or the delivery of documents or evidence of title not inconsistent with this deed.

10.3              Power of Attorney

Each Shareholder for valuable consideration and by way of security irrevocably appoints each other Shareholder (other than a Defaulter) and each of their respective directors and secretaries severally its attorney to do all things which that Shareholder is obliged to do (but does not do) under or in relation to this deed and in relation to the performance of the Secured Obligations.

11                       Application of PPSA to this deed

11.1              Enforcement

The Shareholders agree that each of the provisions of the PPSA which section 115 of the PPSA permits parties to contract out of, other than sections 117 and 118 (relationship with land laws) and 134(1) and 135 (retention of collateral), do not apply to the enforcement of this Security or any Security Interest under this deed.

11.2              Confidentiality

To the extent permitted by section 275 of the PPSA, the parties agree to keep all information of the kind mentioned in section 275(1) of the PPSA confidential and to not disclose that information to any other person, except where disclosure is otherwise permitted or authorised under the SHA.

11.3              Notices

Notwithstanding anything in this deed, notices or documents required or permitted to be given under this deed for the purposes of the PPSA must be given in accordance with the PPSA.

11.4              Waiver of certain notices by Shareholder

Each Shareholder waives the right to receive any notice under the PPSA (including notice of a verification statement) unless the notice is required by the PPSA and cannot be excluded. However, upon request by a Shareholder, each Shareholder agrees to provide to that first Shareholder copies of any verification statements concerning registrations made by the second Shareholder against that first Shareholder in the last 5 years preceding the request (or such lesser period as is specified).

11.5              Registration

Each Shareholder consents to each other Shareholder effecting a registration of a Financing Statement on the Personal Property Securities Register established under the PPSA.

12                        Goods and services tax

If all or any part of any payment by a Shareholder under this deed is the consideration for a taxable supply for GST purposes then, subject to the payee first providing a tax invoice to that Shareholder, when making the payment the Shareholder must pay to the payee an additional amount equal to that payment multiplied by the appropriate rate of GST.

13                        Moratorium legislation

The provisions of any Law existing now or in the future which operate directly or indirectly:

(a)                       to lessen, modify or vary in favour of a party its obligations under this deed; or

(b)                       to delay, postpone, fetter or otherwise prevent or prejudicially affect the exercise by a party to this deed of any of the Powers conferred on it are negatived and excluded from this deed, to the fullest extent that each party may lawfully do so.

14                        Notice not normally required

(a)                       No Enforcer or Enforcement Administrator need give the Defaulter any notice or demand or allow time to elapse before exercising a right under this deed or conferred by Law (including a right to sell) unless the notice, demand or lapse of time is required by Law and cannot be excluded.

(b)                       If the Law requires that a period of notice must be given or a lapse of time must occur or be permitted before a right under this deed or conferred by law may be exercised, then:

(i)                          when a period of notice or lapse of time is mandatory, that period of notice must be given or that lapse of time must occur or be permitted by the Enforcer; and

(ii)                       when the law provides that a period of notice or lapse of time may be stipulated or fixed by this deed, one day is stipulated and fixed as that period of notice or lapse of time including, if applicable, as the period of notice or lapse of time during which:

A.                          a Default must continue before a notice is given or requirement otherwise made for performance of the Secured Obligations or the observance of other obligations under this deed; and

B.                          a notice or request for performance of the Secured Obligations or the observance of other obligations under this deed must remain not complied with before the Enforcer may exercise rights.

15                        Notices

15.1              Form of Notice

Unless expressly stated otherwise in this deed, all notices, certificates, consents, approvals, waivers and other communications in connection with this deed (Notices) must be in writing, signed by the sender (if an individual) or an Authorised Officer of the sender and marked for the attention of the person identified in the Particulars or, if the recipient has notified otherwise, then marked for attention in the last way notified.

15.2              When Notices are taken to have been given and received

(a)                       A Notice is regarded as given and received:

(i)                          if delivered by hand, when left at the address given in the Particulars;

(ii)                       if sent by pre-paid post, on the 3rd day following the date of postage;

(iii)                    if given by fax, on production of a transmission report by the machine from which the fax was sent which indicates that the fax was sent in its entirety to the recipient’s fax number, unless the recipient informs the sender that the Notice is illegible or incomplete within 4 hours of it being transmitted; and

(iv)                   if sent by email, at the time shown in the delivery confirmation report generated by the sender’s email system.

(b)                       A Notice delivered or received other than on a day on which trading banks are open for business in Chengdu, Frankfurt, New York and Perth (Business Day) or after 5.00pm (recipient’s time and city) is regarded as received at 9.00am on the following Business Day. A Notice delivered or received before 9.00am (recipient’s time and city) is regarded as received at 9.00am.

16                        Ancillary provisions

16.1              Entire agreement

This deed contains everything the parties have agreed in relation to this deed. No party can rely on an earlier written document or anything said or done by another party, or by a director, officer, agent or employee of that party, before this deed was executed, save as permitted by law.

16.2              Severability

If any of the provisions of this deed are held to be invalid or unenforceable, the severance provisions of the SHA apply to such invalidity or unenforceability.

16.3              Successors and permitted assigns

The provisions of this deed enure for the benefit of and are binding upon each Shareholder and their respective successors and permitted assigns.

16.4              Exercise of rights

Subject to any contrary express provision of this deed:

(a)                       an Enforcer or Enforcement Administrator may exercise a Power at its discretion, and separately or concurrently with another Power;

(b)                       a single or partial exercise of a Power by the person does not prevent a further exercise of that or an exercise of any other Power; and

(c)                        failure by the person to exercise or delay in exercising a Power does not prevent its exercise or operate as a waiver.

16.5              Waiver

A waiver of any right, power or remedy under this agreement must be in writing signed by the party granting it. A waiver is only effective in relation to the particular obligation or breach in respect of which it is given. It is not to be taken as an implied waiver of any other obligation or breach or as an implied waiver of that obligation or breach in relation to any other occasion.

16.6              Confidentiality

The provisions of the SHA relating to confidentiality apply to information provided under this deed by one party to another as if set out in this deed.

16.7              Remedies cumulative

The rights and remedies provided in this deed are cumulative and not exclusive of any rights or remedies provided by Law.

16.8              Amendment

No modification, variation or amendment of this deed is of any force unless it is in writing and has been signed by each of the parties.

16.9              Counterparts

This deed may be executed in any number of counterparts and by different parties in separate counterparts. Each counterpart when so executed is deemed an original but all of which together constitute one and the same instrument.

16.10       Applicable law

(a)                       This deed is governed by and must be construed in accordance with the laws of Western Australia.

(b)                       Without limiting sub-clause (a), to the extent permitted by law the Security is governed by the laws of Western Australia.

(c)                        The parties submit irrevocably to the non-exclusive jurisdiction of the Courts of Western Australia and all Courts competent to hear appeals from those Courts.

16.11       Costs

Each party must pay its own costs of reviewing and executing this deed and any other document provided for or contemplated by this deed.

Schedule 1 - Pro Forma Financing Statement

Details for Financing Statement (Clause 3.4(a)):

Registration details

Collateral type:	commercial
Registration transitional:	no
secured party group number:	[insert relevant number]
earlier registration number:	N/A

Collateral Class

General property (all present and after acquired property):	With exceptions

Additional details

purchase money security interest applies:	N/A

Collateral description

Collateral is Grantor’s interest in shares, securities, loans and related assets, and all other property described in any security agreement with Secured Party. It excludes all other property and property expressly released. May be subject to control. Grantor breaches a security agreement if, without Secured Party’s consent or agreement, it disposes of collateral, including disposal in the ordinary course of business in certain cases.

Proceeds

Yes: ‘all present and after acquired property.’

Duration of registration

No stated end time

Grantor

[insert relevant details]

Executed as a deed

Signing page

SIGNED, SEALED and DELIVERED by	)
Tianqi UK Limited	)

	/s/Wu Wei	Signature of Director

	Wu Wei	Name of Director

in the presence of:

/s/Song Yu	Signature of witness

Song Yu	Name of witness

No. 10 East Gaopeng	Address of witness

Road Hi-Tech Zone, Chengdu, China

SIGNED, SEALED and DELIVERED by	)
RT Lithium Limited	)

	/s/Dr. Steffen Haber	Signature of Director

	Dr. Steffen Haber	Name of Director

in the presence of:

/s/Dr. Marcus Brune	Signature of witness

Dr. Marcus Brune	Name of witness

Altkonigstrasse 40	Address of witness

6 M 06 Friedberg